Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the securities of MKDWELL Tech Inc., a British Virgin Islands business company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 2, 2025.

Chung-Yi Sun

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun

Cetus Sponsor LLC

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Authorized Signatory

AWinner Limited

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Director of AWinner Limited